UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2017
W. P. Carey Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13779	45-4549771
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2017, the Board of Directors of W. P. Carey Inc. (the “Company”) appointed Mr. Jason E. Fox, the Company’s President, to succeed Mr. Mark J. DeCesaris as Chief Executive Officer and as a Director, both effective as of January 1, 2018. Mr. DeCesaris intends to retire from his positions as Chief Executive Officer and a Director of the Company, effective as of December 31, 2017.

Upon commencement of his new duties on January 1, 2018, Mr. Fox will be stepping down as President of the Company. Mr. John J. Park, the Company’s Director of Strategy and Capital Markets, will succeed Mr. Fox as President on that same date.

Mr. Fox, age 44, has served as the Company’s President since 2015 and previously served in various capacities in its Investment Department, including as the Company’s Head of Global Investments, since joining the Company in 2002. Mr. Park, age 53, has served as the Company’s Director of Strategy and Capital Markets since March 2016, after serving in various capacities since joining the Company as an investment analyst in 1987.

On November 3, 2017, the Company issued a press release announcing Mr. DeCesaris’s retirement and the appointments of Mr. Fox and Mr. Park, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on November 3, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

W. P. Carey Inc.

Date:	November 3, 2017	By:	/s/ Susan C. Hyde
Susan C. Hyde
Chief Administrative Officer